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                                 EXHIBIT (23)(a)

                          Consent of Ernst & Young LLP


     As independent public accountants, we consent to the incorporation by reference into this Registration Statement on Form S-8 pertaining to the: (1) Uno Restaurant Corporation 1997 Key Officer Stock Option Plan, and (2) Uno Restaurant Corporation 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, of our report dated November 4, 1997 with respect to the Consolidated Financial Statements and Schedules of Uno Restaurant Corporation included in its Annual Report on Form 10-K for the fiscal year ended September 28, 1997 filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Boston, Massachusetts
April 7, 1998


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